Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports second quarter 2016 earnings

•	Second quarter 2016 earnings per share (EPS) were $0.39, down five percent from a year ago; adjusted EPS were $0.48, a 12-percent increase over the prior year period

•	Second quarter 2016 revenue grew one percent to $932 million; growth was three percent in constant currency in the quarter

•	Reported operating margin grew 40 basis points to 11.7 percent and adjusted operating margin increased 100 basis points to 13 percent, both reflecting strong execution on productivity initiatives

RYE BROOK, N.Y., August 2, 2016 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2016 net income of $71 million, or $0.39 per share, a decrease of five percent year-over-year reflecting debt refinancing costs and higher restructuring and realignment charges. Excluding those and other special charges, adjusted net income in the quarter was $87 million or $0.48 per share, a 12-percent increase over the prior year period. Second quarter revenue was $932 million, an increase of one percent, or three percent in constant currency, which includes one point of growth attributable to acquisitions. Revenue growth reflects primarily a robust public utility end market globally, with particular strength in the U.S. Reported operating margin in the quarter expanded 40 basis points to 11.7 percent. On an adjusted basis, operating margin grew 100 basis points to 13 percent as strong execution on productivity initiatives more than offset inflation and funded targeted investments in strategic growth initiatives.

“With our second quarter results, we are continuing to build a compelling track record of growth that reflects a strong focus on elevating our execution and driving productivity to expand margins,” said Patrick Decker, Xylem President and Chief Executive Officer. “We continued to capitalize on robust growth in the global public utility sector, which helped to offset softness in the industrial end market. Our teams also delivered strong performance in executing against our productivity initiatives. These results enabled us to continue to invest in key growth initiatives, which will drive our long-term performance.”

Full-year 2016 Outlook

Xylem reaffirmed its forecast of full-year 2016 revenue of approximately $3.7 billion, including approximately one-percent growth from completed acquisitions and the unfavorable impacts of foreign exchange. On an organic basis, Xylem’s revenue growth now is anticipated to be in the range of two to three percent.

Xylem is narrowing the range of its full-year earnings outlook, while maintaining the same adjusted EPS mid-point. Xylem now expects to generate full-year 2016 adjusted operating income of $495 million to $510 million, or adjusted EPS of $2.00 to $2.06. The Company’s adjusted earnings outlook continues to exclude projected restructuring and realignment costs of approximately $25 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as integration and acquisition-related costs, special charges and discrete tax impacts.

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Second quarter 2016 Water Infrastructure revenue was $566 million, up three percent over the prior year period on a reported basis and up five percent in constant currency, which includes two points of growth attributable to acquisitions. This growth reflects continued strength in the public utility end market, which was up 15 percent on a global basis in the quarter and 22 percent in the U.S. In addition, major projects in the Emerging Markets, particularly in India, contributed to the gains. This progress was partially offset by weakness in the industrial end market, notably the ongoing declines in oil and gas in North America and the global mining sector.

•	Reported segment operating income was $70 million in the second quarter, up from $65 million in the prior year. Excluding restructuring, realignment and special charges, adjusted segment operating income was $79 million, a 15-percent increase over the $69 million generated in the comparable period a year ago. Operating margin for the quarter increased 60 basis points to 12.4 percent, driven primarily by the impact of cost savings and volume leverage, which enabled the Company to continue to invest in strategic growth initiatives. In addition, these drivers more than offset cost inflation, increased restructuring and realignment charges, and acquisition costs. Similarly, strong productivity and volume growth drove a 150-basis-point expansion in the segment adjusted operating margin to 14 percent.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial and agricultural applications.

•	Second quarter 2016 revenue was $366 million, down from $369 million in the prior year period and flat in constant currency. Segment sales in Western Europe grew 14 percent as new product sales and channel investments helped drive share gains in the industrial and commercial end markets. This growth was offset by declines in the U.S. and China.

•	Segment operating income was $51 million in the second quarter, flat versus second quarter 2015. Adjusted segment operating income, which excludes restructuring and realignment charges, grew year over year by $1 million to $54 million, reflecting strong productivity and cost control. Segment operating margin increased 10 basis points to 13.9 percent. A strong focus on reducing costs drove this margin expansion, which was partially offset by inflation, ongoing investment in growth initiatives and lower volume. On an adjusted basis, segment operating margin grew 40 basis points to 14.8 percent.

Supplemental information on Xylem’s second quarter earnings and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2015 revenue of $3.7 billion and more than 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index, North America for the last four years for advancing sustainable business practices and solutions worldwide, and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2016	2015	2016	2015
Revenue	$932	$920	$1,779	$1,757
Cost of revenue	563	572	1,081	1,094

Gross profit	369	348	698	663
Selling, general and administrative expenses	227	218	446	424
Research and development expenses	27	25	52	48
Restructuring charges	6	1	12	4

Operating income	109	104	188	187
Interest expense	20	14	34	28
Other non-operating income, net	1	1	1	—
Gain from sale of businesses	—	—	—	9

Income before taxes	90	91	155	168
Income tax expense	19	17	18	30

Net income	$71	$74	$137	$138

Earnings per share:
Basic	$0.39	$0.41	$0.77	$0.76
Diluted	$0.39	$0.41	$0.76	$0.76
Weighted average number of shares:
Basic	179.1	181.5	178.8	181.8
Diluted	179.9	182.3	179.6	182.7
Dividends declared per share	$0.1549	$0.1408	$0.3098	$0.2816

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$586	$680
Receivables, less allowances for discounts and doubtful accounts of $26 and $33 in 2016 and 2015, respectively	784	749
Inventories	483	433
Prepaid and other current assets	154	143

Total current assets	2,007	2,005
Property, plant and equipment, net	438	439
Goodwill	1,616	1,584
Other intangible assets, net	453	435
Other non-current assets	180	194

Total assets	$4,694	$4,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339	$338
Accrued and other current liabilities	390	407
Short-term borrowings and current maturities of long-term debt	91	78

Total current liabilities	820	823
Long-term debt	1,143	1,196
Accrued postretirement benefits	336	335
Deferred income tax liabilities	117	118
Other non-current accrued liabilities	104	101

Total liabilities	2,520	2,573

Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 191.1 shares and 190.2 shares in 2016 and 2015, respectively	2	2
Capital in excess of par value	1,860	1,834
Retained earnings	966	885
Treasury stock – at cost 11.9 shares and 11.8 shares in 2016 and 2015, respectively	(402)	(399)
Accumulated other comprehensive loss	(252)	(238)

Total stockholders’ equity	2,174	2,084

Total liabilities and stockholders’ equity	$4,694	$4,657

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the six months ended June 30,	2016	2015
Operating Activities
Net income	$137	$138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41	47
Amortization	24	22
Share-based compensation	10	8
Restructuring charges	12	4
Gain from sale of businesses	—	(9)
Other, net	8	3
Payments for restructuring	(6)	(9)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(19)	(28)
Changes in inventories	(39)	(27)
Changes in accounts payable	9	3
Other, net	(52)	(29)

Net Cash – Operating activities	125	123

Investing Activities
Capital expenditures	(62)	(57)
Acquisition of business, net of cash acquired	(70)	—
Proceeds from sale of businesses	—	1
Other, net	5	3

Net Cash – Investing activities	(127)	(53)

Financing Activities
Short-term debt issued	89	—
Short-term debt repaid	(77)	(2)
Long-term debt issued	540	—
Long-term debt repaid	(608)	—
Repurchase of common stock	(3)	(53)
Proceeds from exercise of employee stock options	16	9
Dividends paid	(56)	(51)
Other, net	1	1

Net Cash – Financing activities	(98)	(96)

Effect of exchange rate changes on cash	6	(37)

Net change in cash and cash equivalents	(94)	(63)
Cash and cash equivalents at beginning of year	680	663

Cash and cash equivalents at end of period	$586	$600

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$34	$26
Income taxes (net of refunds received)	$49	$42

Xylem Inc. Non-GAAP Measures

Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. However, other than with respect to total revenue, we only provide guidance on a non-GAAP basis and do not provide reconciliations of such forward-looking measures to GAAP due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as, integration and acquisition-related costs, special charges and tax related special items. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income and earnings per share, adjusted to exclude restructuring and realignment costs, gain on sale of businesses, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider certain non-discretionary cash payments, such as debt.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as costs incurred by the Company, such as interest expense related to the early extinguishment of debt during Q2 2016, initial acquisition related costs, costs incurred for the contractual indemnification of tax obligations to ITT and other special non-operating items.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Orders

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2016 v. 2015	% Change 2016 v. 2015	Acquisitions / Divestitures	FX Contribution	Change Adj. 2016 v. 2015	% Change Adj. 2016 v. 2015
	2016	2015
Six Months Ended June 30

Xylem Inc.	1,811	1,859	(48)	-3%	(14)	44	(18)	-1%	0%

Water Infrastructure	1,096	1,147	(51)	-4%	(14)	35	(30)	-3%	-1%
Applied Water	715	712	3	0%	—	9	12	2%	2%

Quarter Ended June 30

Xylem Inc.	923	944	(21)	-2%	(9)	13	(17)	-2%	-1%

Water Infrastructure	562	585	(23)	-4%	(9)	11	(21)	-4%	-2%
Applied Water	361	359	2	1%	—	2	4	1%	1%

Quarter Ended March 31

Xylem Inc.	888	915	(27)	-3%	(5)	31	(1)	0%	0%

Water Infrastructure	534	562	(28)	-5%	(5)	24	(9)	-2%	-1%
Applied Water	354	353	1	0%	—	7	8	2%	2%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
	Revenue	(A) Revenue	(B) Change 2016 v. 2015	% Change 2016 v. 2015	(C) Acquisitions / Divestitures	(D) FX Contribution	(E) = B+C+D Change Adj. 2016 v. 2015	(F) = E/A % Change Adj. 2016 v. 2015	(G) = (E - C) / A
	2016	2015
Six Months Ended June 30

Xylem Inc.	1,779	1,757	22	1%	(17)	40	45	3%	4%

Water Infrastructure	1,080	1,051	29	3%	(17)	32	44	4%	6%
Applied Water	699	706	(7)	-1%	—	8	1	0%	0%

Quarter Ended June 30

Xylem Inc.	932	920	12	1%	(11)	13	14	2%	3%

Water Infrastructure	566	551	15	3%	(11)	11	15	3%	5%
Applied Water	366	369	(3)	-1%	—	2	(1)	0%	0%

Quarter Ended March 31

Xylem Inc.	847	837	10	1%	(6)	27	31	4%	4%

Water Infrastructure	514	500	14	3%	(6)	21	29	6%	7%
Applied Water	333	337	(4)	-1%	—	6	2	1%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1		Q2		YTD
	2016	2015	2016	2015	2016	2015
Total Revenue
• Total Xylem	847	837	932	920	1,779	1,757
• Water Infrastructure	514	500	566	551	1,080	1,051
• Applied Water	333	337	366	369	699	706

Operating Income
• Total Xylem	79	83	109	104	188	187
• Water Infrastructure	54	47	70	65	124	112
• Applied Water	39	46	51	51	90	97
• Total Segments	93	93	121	116	214	209

Operating Margin
• Total Xylem	9.3%	9.9%	11.7%	11.3%	10.6%	10.6%
• Water Infrastructure	10.5%	9.4%	12.4%	11.8%	11.5%	10.7%
• Applied Water	11.7%	13.6%	13.9%	13.8%	12.9%	13.7%
• Total Segments	11.0%	11.1%	13.0%	12.6%	12.0%	11.9%

Special Charges
• Total Xylem	4	1	1	—	5	1
• Water Infrastructure	4	1	1	—	5	1
• Applied Water	—	—	—	—	—	—
• Total Segments	4	1	1	—	5	1

Restructuring & Realignment Costs
• Total Xylem	9	6	11	6	20	12
• Water Infrastructure	4	5	8	4	12	9
• Applied Water	3	1	3	2	6	3
• Total Segments	7	6	11	6	18	12

Adjusted Operating Income*
• Total Xylem	92	90	121	110	213	200
• Water Infrastructure	62	53	79	69	141	122
• Applied Water	42	47	54	53	96	100
• Total Segments	104	100	133	122	237	222

Adjusted Operating Margin*
• Total Xylem	10.9%	10.8%	13.0%	12.0%	12.0%	11.4%
• Water Infrastructure	12.1%	10.6%	14.0%	12.5%	13.1%	11.6%
• Applied Water	12.6%	13.9%	14.8%	14.4%	13.7%	14.2%
• Total Segments	12.3%	11.9%	14.3%	13.3%	13.3%	12.6%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges, which consisted of initial acquisition costs and other acquisition related charges in 2016 and other special non-operating items in 2015.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q2 2016				Q2 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	932			932	920			920
Operating Income	109	12	a	121	104	6	a	110
Operating Margin	11.7%			13.0%	11.3%			12.0%
Interest Expense	(20)	8	b	(12)	(14)			(14)
Other Non-Operating Income (Expense)	1			1	1	1	b	2

Income before Taxes	90	20		110	91	7		98
Provision for Income Taxes	(19)	(4)	c	(23)	(17)	(3)	c	(20)

Net Income	71	16		87	74	4		78

Diluted Shares	179.9			179.9	182.3			182.3
Diluted EPS	$0.39	$0.09		$0.48	$0.41	$0.02		$0.43

	Q2 YTD 2016				Q2 YTD 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,779			1,779	1,757			1,757
Operating Income	188	25	a	213	187	13	a	200
Operating Margin	10.6%			12.0%	10.6%			11.4%
Interest Expense	(34)	8	b	(26)	(28)			(28)
Other Non-Operating Income (Expense)	1			1	—	2 b		2
Gain from sale of businesses	—			—	9	(9)		-

Income before Taxes	155	33		188	168	6		174
Provision for Income Taxes	(18)	(21)	c	(39)	(30)	(6)	c	(36)

Net Income	137	12		149	138	—		138

Diluted Shares	179.6			179.6	182.7			182.7
Diluted EPS	$0.76	$0.07		$0.83	$0.76	$—		$0.76

a	Restructuring & realignment costs of $11 million and $6 million in the second quarter of 2016 and 2015, respectively, and special charges of $1 million of initial acquisition costs in the second quarter of 2016. Restructuring & realignment costs of $20 million and $12 million in the first half of 2016 and 2015, respectively, and special charges of $5 million of initial acquisition costs and $1 million of other special charges in the first half of 2016 and 2015, respectively.
b	Special charges consisting of $8 million of costs related to the early extinguishment of debt for the second quarter and first half of 2016, and $1 million and $2 million of other special charges for the second quarter and first half of 2015, respectively.
c	Net tax impact on restructuring & realignment costs of $3 million and $1 million and on special charges of $4 million and $0 million, and tax-related special items of $3 million of benefit and $2 million of expense for the second quarter of 2016 and 2015, respectively. Net tax impact on restructuring & realignment costs of $5 million and $3 million and on special charges of $5 million and $0 million, and tax-related special charges of $11 million and $3 million for the first half of 2016 and 2015, respectively.

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Q1		Q2		Six Months Ended
	2016	2015	2016	2015	2016	2015
Net Cash - Operating Activities	$41	$39	$84	$84	$125	$123

Capital Expenditures	(37)	(37)	(25)	(20)	(62)	(57)

Free Cash Flow	$4	$2	$59	$64	$63	$66

Net Income	66	64	71	74	137	138

Gain from sale of businesses	—	9	—	—	—	9

Special Charges - Interest	—	—	(8)	—	(8)	—

Net Income, excluding gain on sale of businesses and Special Charges - Interest	$66	$55	$79	$74	$145	$129

Free Cash Flow Conversion	6%	4%	75%	86%	43%	51%